EXHIBIT 99.1

     Ultratech Announces Fourth Quarter and Year End 2004 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 27, 2005--Ultratech, Inc. (Nasdaq NM: UTEK), today announced unaudited results for the three-month and one year periods ended December 31, 2004.
    For the fourth quarter of fiscal 2004, Ultratech reported net sales of $28.4 million compared to $26.8 million during the fourth quarter of 2003. Ultratech's net loss for the fourth quarter of 2004 was $482,000 or $0.02 per share (diluted) compared to net income of $3.3 million or $0.13 per share (diluted) for the same quarter last year.
    Ultratech's net sales for the year ended December 31, 2004 were $109.9 million compared to net sales of $100.1 million for fiscal 2003. Ultratech posted net income of $624,000 or $0.03 per share (diluted) during the year ended December 31 2004, compared to net income of $7.6 million or $0.31 per share (diluted) for the full year 2003.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "Ultratech continued to gain momentum in the laser processing technology area as evidenced by additional orders and commitments we received during the fourth quarter. As the demand to stay on Moore's Law continues to increase, we believe our Laser Spike Anneal systems offer customers the ability to achieve productivity and extendibility for increased device yield and performance at the 65nm technology nodes and below."
    "During the fourth quarter, Ultratech received an order from a major DRAM manufacturer for our AP300 lithography system built on the new Unity platform," Zafiropoulo continued. "By combining the power of our advanced packaging technology with the productivity, reliability and extendibility benefits of our new Unity Platform, we believe we can provide our customers with a superior tool that can meet their most aggressive advanced packaging requirements."
    "During the year, we continued to fund efforts needed in ramping up activities for our laser processing program in line with our commitment to our investment program for long-term growth. In the advanced processing area, we continued to strengthen our market share and our ability to provide leading-edge technology to customers in the solder, gold, wafer-level chip scale packaging (WLCSP) and post-passivation lithography (PPL) markets. Ultratech continues its commitment to supplying customers with the right tools to help them meet their advanced manufacturing lithography needs," Zafiropoulo concluded.
    At December 31, 2004, Ultratech had $151.6 million in cash, cash equivalents and short-term investments and a current ratio of 6.3:1. Working capital was $169.6 million and stockholders' equity was $8.10 per share based on 23,853,538 total shares outstanding on December 31, 2004.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, today Thursday, January 27, 2005. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access a replay of the call will be available by dialing 1-800-642-1687 (international callers 1-706-645-9291) and entering access code 3470304.

    Profile

    Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com
    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as lengthy and costly development cycles for advanced lithography and laser-processing technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; expiration of licensing arrangements, and the resulting adverse impact on Ultratech's licensing revenues; high degree of industry competition; pricing pressures and product discounts; changes in pricing by Ultratech, its competitors or suppliers; intellectual property matters; cyclicality in the semiconductor and nanotechnology industries; customer concentration; market acceptance of new products and enhanced versions of Ultratech's existing products; international sales; lengthy sales cycles, including the timing of system installations and acceptances; changes to financial accounting standards; timing of new product announcements and releases by Ultratech or its competitors; ability to volume produce systems and meet customer requirements; mix of products sold; rapid technological change and the importance of timely product introductions; dependence on new product introductions and commercial success of any new products; outcome of litigation; sole or limited sources of supply; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; ability and resulting costs to attract or retain sufficient personnel to achieve Ultratech's targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is dependent in part upon Ultratech achieving and maintaining profitability and the market price of Ultratech's stock; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on Ultratech's business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q filed for the quarter ended October 2, 2004.


                            ULTRATECH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                             Dec. 31,      Dec. 31,
(In thousands )                               2004          2003(a)
-------------------------------------------------------- -------------
ASSETS                                       (Unaudited)

Current assets:
---------------
     Cash, cash equivalents, and
       short-term investments                  $151,627      $165,902
     Accounts receivable                         19,907         9,398
     Inventories                                 27,842        19,037
     Taxes receivable                               509           349
     Prepaid expenses and other
       current assets                             1,654         2,099
----------------------------------------------------------------------
Total current assets                            201,539       196,785

Equipment and leasehold improvements, net
                                                 21,992        18,481

Intangible assets, net                               95           476

Demonstration inventories, net                    4,223         3,071

Other assets                                      2,697         1,935
----------------------------------------------------------------------

Total assets                                   $230,546      $220,748
======================================================================


----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
--------------------
     Notes payable                               $7,900        $2,564
     Accounts payable                            13,587         7,729
     Deferred product and services income         1,244         1,088
     Deferred license income                      1,041         4,752
     Other current liabilities                    8,146        10,151
----------------------------------------------------------------------
Total current liabilities                        31,918        26,284

Other liabilities                                 5,338         3,725

Stockholders' equity                            193,290       190,739
----------------------------------------------------------------------

Total liabilities and stockholders' equity     $230,546      $220,748
======================================================================

(a) The balance sheet as of December 31, 2003 has been derived from the audited financial statements at that date.

                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

----------------------------------------------------------------------
                                   Three Months        Year Ended
                                       Ended
                                 ----------------- -------------------
(In thousands, except per share  Dec 31,  Dec 31,   Dec 31,   Dec 31,
 amounts)                         2004     2003      2004      2003
-------------------------------------------------- -------------------
Total net sales (b)              $28,391  $26,813  $109,892  $100,121
Total cost of sales               15,141   13,873    57,199    53,510
-------------------------------------------------- -------------------
Gross profit                      13,250   12,940    52,693    46,611
Operating expenses:
   Research, development, and
    engineering                    7,000    5,591    25,936    21,309
   Amortization of intangible
    assets                            95       95       381       381
   Selling, general, and
    administrative                 7,125    6,049    28,805    22,677
   Restructure of operations           -     (614)        -      (728)
-------------------------------------------------- -------------------
Operating income (loss)             (970)   1,819    (2,429)    2,972
Interest expense                     (23)     (18)     (114)     (253)
Interest and other income, net       932      988     3,612     4,277
-------------------------------------------------- -------------------
Income (loss) before tax             (61)   2,789     1,069     6,996
Income taxes (benefit)               421     (491)      445      (570)
-------------------------------------------------- -------------------
Net income (loss)                  ($482)  $3,280      $624    $7,566
----------------------------------------------------------------------
Earnings per share - basic:
   Net income (loss)              ($0.02)   $0.14     $0.03     $0.33
   Number of shares used in per
    share calculations - basic    23,819   23,449    23,733    23,017
Earnings per share - diluted:
   Net income (loss)              ($0.02)   $0.13     $0.03     $0.31
   Number of shares used in per
    share calculations - diluted  23,819   25,900    24,734    24,476
----------------------------------------------------------------------

(b) Systems Sales                $20,621  $19,467   $81,976   $73,526
    Parts Sales                    2,996    3,758    11,416    12,273
    Service Sales                  3,346    2,660    12,289    10,611
    License Sales                  1,428      928     4,211     3,711
----------------------------------------------------------------------
      Total Sales                $28,391  $26,813  $109,892  $100,121
----------------------------------------------------------------------


    CONTACT: Ultratech, Inc.
             Bruce Wright or Laura Rebouche, 408-321-8835 www.ultratech.com